Exhibit 99.1

March 28, 2003

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

CERTIFICATE OF CHIEF EXECUTIVE OFFICER REGARDING PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

I, John C. Paulsen, the Chief Executive Officer of eNucleus, Inc. (the "Company"), in compliance with 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

/s/  John C. Paulsen
------------------------
     John C. Paulsen
     Chief Executive Officer

March 28, 2003

This Certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities and Exchange Act of 1934, as amended.